UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2007

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Please see the description under Item 1.02 second paragraph below.

Item 1.02

Termination of a Material Definitive Agreement.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Forest Ridge Apartments (“Forest Ridge”), a 278-unit apartment complex located in Flagstaff, Arizona.  On March 15, 2007, the Registrant entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, MC Realty Advisers, LLC, an Arizona limited liability company (the “Purchaser”), to sell Forest Ridge to the Purchaser for a total sales price of $19,750,000.

On April 16, 2007, the Purchase Agreement was terminated due to a failure by the Purchaser to give written notice of approval on or before April 16, 2007 pursuant to the terms of the Purchase Agreement.  On April 17, 2007, the Registrant and Purchaser entered into a Reinstatement and First Amendment to the Purchase and Sale Contract, which had the effect of reinstating and amending the Purchase Agreement.  The amendment consisted of a) an extension of the feasibility period from April 16, 2007 to April 30, 2007, b) a change of the closing date from April 30, 2007 to May 30, 2007 and c) a requirement that a portion of the additional deposit be paid on April 18, 2007, with the balance to be paid upon expiration of the amended feasibility period.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.67

Reinstatement and First Amendment to Purchase and Sale Contract between VMS National Properties Joint Venture, an Illinois joint venture, and MC Realty Advisers, LLC, an Arizona limited liability company, dated April 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

 Date:  April 20, 2007

VMS National Residential Portfolio II

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Vice President

 Date:  April 20, 2007